AMENDMENT #5

                                     applying to

                                   TREATY 0708-OCO

                                       between

                       AMERICAN CAPITOL LIFE INSURANCE COMPANY

                                         and

                            CROWN LIFE INSURANCE COMPANY


     The above referenced treaty is hereby amended to as follows:

     Schedule A "Policies and Risk Reinsured" shall be amended to allow for the cession of additional traditional life policies in the same proportion as the original ceded policies reinsured hereunder assumed by the Company from World Services Life Insurance Company of America and its subsidiary South Texas Bankers Life Insurance Company (collectively hereinafter referred to as the Ceders) under an assumption reinsurance treaty effective May 31, 1996 (hereinafter collectively referred to as the World Service Policies) and described in Attachment A which is attached hereto and made a part hereof by this reference.

     Paragraph 3.01 "Initial Portfolio Transfer" shall be amended to allow for an additional initial portfolio transfer, as of the Effective Date of this Amendment, on the World Service Policies in an amount calculated as set forth therein as applied to the World Service Policies only.

     Paragraph 3.02 "Initial Consideration" shall be amended for an additional initial consideration with regards to the New Policies only, to be paid simultaneously with the payment defined above in an amount equal to: One Million and Nine Hundred Thousand Dollars ($1,900,000). Such amount will be adjusted for the actual policies in force as determined by the May 31st Actuarial Appraisal as of the date of assumption as provided for in
     Section 4.2(a) of the Reinsurance and Assumption Agreements between the Ceders and the Company. Should the Company, as of March 31, 1998, pay to the Ceders, an additional "ceding fee" (as defined in Section 4.2(b) of the Reinsurance and Assumption Agreements between the Company and the Ceders, the Reinsurer shall pay to the Company such amounts, effective simultaneously with that of the Company. In no event shall such additional ceding consideration exceed Four Hundred Thousand Dollars ($400,000) in total.

     Paragraph 3.07 "Administration" shall be amended to included additional monthly administration allowances to be applied on the World Services Policies only as follows:
          a)   For all World Service Policies in premium paying status    $1.38
          b)   For all World Service Policies that are Paid-up reduced    $0.85
               Paid-up or on an extended term basis
          Plus 2% of the Reinsurance Premiums as defined in Paragraph 3.02 of this Treaty for the World Service Policies only

     Schedule C.02 "Experience Refund Formula" shall be amended to specifically include the additional initial consideration as defined above to be included in the formula as initial consideration as provided for therein.

     Schedule D.03 "Determination of Segregated Asset Account Balance" shall be amended to specifically include the initial premium (initial portfolio transfer as described above) and initial ceding commission as described above on the World Services Policies only for purposes of determining the new Segregated Asset Account Balance.

     The net amount payable to the Reinsurer as of the effective date of this Amendment by virtue of having accepted these additional policies for reinsurance may be directly deposited by the Company, into the Segregated Asset Account and any and all such deposit shall be deemed receipt by the Reinsurer.

                      EFFECTIVE DATE AND EXECUTION OF AMENDMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate, with an Effective Date of June 30, 1996.

     AMERICAN CAPITOL INSURANCE COMPANY (Company)

                                        Attest:

     By: /s/John D. Cornett, President  By: /s/Paul L. Clancy, Secretary

     Date:  July 10, 1996               Date:  July 10, 1996

     CROWN LIFE INSURANCE COMPANY (Reinsurer)

                                        Attest:

     By: /s/Remi H. Houle               By:  /s/Julie Verda
          VP Reinsurance Operations

     Date:  July 12, 1996               Date:  July 12, 1996